UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2019

HERMAN MILLER, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	001-15141	38-0837640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

855 East Main Street Zeeland, Michigan		49464
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 654-3000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MLHR	NASDAQ-Global Select Market System
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01        Regulation FD Disclosure

On October 7, 2019, the press release attached as Exhibit 99.1 to this Current Report on Form 8-K was prematurely released. Although Herman Miller, Inc. (the “Company”) is in the process of working to execute an agreement to acquire an additional 34% equity interest in HAY A/S and expects to execute such agreement in the near future, no such agreement has yet been executed. The Company has an existing option to acquire this additional equity interest.

The Company also provided transaction highlight materials, which are attached as Exhibit 99.2.

The information in this Item 7.01 and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibit

(d)         Exhibits

Exhibit 99.1	Press release issued October 7, 2019, regarding the execution of an agreement to acquire an additional 34% equity interest in HAY A/S

Exhibit 99.2	Transaction highlight materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 8, 2019	HERMAN MILLER, INC.
(Registrant)
/s/ Kevin J. Veltman
	By:	Kevin J. Veltman

Vice President of Investor Relations & Treasurer (Duly Authorized Signatory for Registrant)